                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  reference  to us under the captions  "Independent  Registered
Public  Accounting  Firm" and  "Statement  of Net  Assets" in the  Statement  of
Additional  Information in this  Post-Effective  Amendment No. 2 to Registration
Statement  No.  333-116351 on Form N-1A of American  Century  Asset  Allocations
Portfolios, Inc.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
September 23, 2004